Exhibit 99.1

For Immediate Release

   NEWS RELEASE

Contacts:

Gastar Exploration Inc.

Michael A. Gerlich, Chief Financial Officer

713-739-1800 / mgerlich@gastar.com

Investor Relations Counsel:
Lisa Elliott, Dennard▪Lascar Investor Relations                                                 713-529-6600 / lelliott@DennardLascar.com

Gastar Exploration Announces Third Quarter 2018 Results

HOUSTON, November 14, 2018 - Gastar Exploration Inc. (OTC Pink: GSTCQ) (“Gastar” or the “Company”) today reported financial and operating results for the three and nine months ended September 30, 2018.  As previously reported and as disclosed in more detail below under the caption “Chapter 11 Filing”, on October 31, 2018, the Company and its subsidiaries commenced Chapter 11 reorganization cases in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

Net loss attributable to Gastar’s common stockholders for the third quarter of 2018 was $21.1 million, or a loss of $0.10 per share, compared to a third quarter 2017 net loss of $15.9 million, or a loss of $0.08 per share.  Adjusted net loss attributable to common stockholders for the third quarter of 2018 was $13.8 million, or a loss of $0.07 per share, which excludes $5.4 million of strategic review and restructuring costs, $2.3 million of employee and management retention bonus, and a gain of $433,000 resulting from the mark-to-market of outstanding hedge positions.  This compares to an adjusted net loss of $11.2 million, or a loss of $0.05 per share, for the third quarter of 2017 which excludes a $4.7 million loss resulting from the mark-to-market of outstanding hedge positions.  The increase in the adjusted net loss is primarily due to a $1.4 million increase in depreciation, depletion and amortization resulting from the sale of the Company’s West Edmund Hunton Lime Unit (“WEHLU”) assets in February 2018 coupled with a $5.1 million decrease in commodity derivatives contracts settled during the respective quarters offset by a $3.3 million increase in total oil, condensate, natural gas and natural gas liquids revenues due to higher commodity prices.  (See the accompanying reconciliation of the non-GAAP financial measure adjusted net loss to net loss attributable to common stockholders at the end of this news release.)

Adjusted earnings before interest, income taxes, depreciation, depletion and amortization (“adjusted EBITDA”) (a non-GAAP financial measure) for the third quarter of 2018 decreased 20% to $8.3 million compared to $10.4 million for the third quarter of 2017 and increased 14% sequentially from

$7.3 million for the second quarter of 2018.  (See the accompanying reconciliation of the non-GAAP financial measure of adjusted EBITDA at the end of this news release.)

Revenues from oil, condensate, natural gas and natural gas liquids (“NGLs”), before the effects of commodity derivatives contracts, totaled $21.5 million in the third quarter of 2018, an 18% increase from $18.2 million in the third quarter of 2017 and a 10% increase from $19.5 million in the second quarter of 2018.  The increase from the third quarter of 2017 in oil, condensate, natural gas and NGLs revenues primarily resulted from a 23% increase in equivalent product pricing partially offset by a 4% decrease in equivalent production volumes primarily due to the sale of the Company’s WEHLU assets.  The increase from second quarter 2018 revenues was due to a 4% increase in equivalent product pricing coupled with a 6% increase in equivalent production volumes due to the impact of five well completions in the third quarter of 2018.  Third quarter 2018 oil, condensate, natural gas and NGLs revenues were net of transportation, treating and gathering costs of $1.3 million pursuant to current authoritative accounting guidance.

Commodity hedges were in place for approximately 89% of our oil and condensate production, 40% of our natural gas production and 37% of our NGLs production for the third quarter of 2018.  Commodity derivative contracts settled during the third quarter of 2018 resulted in a $3.4 million decrease in revenue compared to a $1.8 million increase in revenues in the third quarter of 2017.  As previously announced, on October 26, 2018, the Company and its hedge counterparties entered into a hedge party restructuring support agreement to effectively terminate the Company’s current hedge positions and replace such with new secured notes to be paid in monthly installments through December 2019.

The following table provides a summary of Gastar’s total net production volumes and overall average commodity prices for the three and nine months ended September 30, 2018 and 2017:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017

Net Production:
Oil and condensate (MBbl)	253	278	837	805
Natural gas (MMcf)	1,131	962	3,269	2,748
NGLs (MBbl)	109	134	352	379
Total net production (MBoe)	550	572	1,733	1,642
Net Daily production:
Oil and condensate (MBbl/d)	2.8	3.0	3.1	3.0
Natural gas (MMcf/d)	12.3	10.5	12.0	10.1
NGLs (MBbl/d)	1.2	1.5	1.3	1.4
Total net daily production (MBoe/d)	6.0	6.2	6.3	6.0
Average sales price per unit(1):
Oil and condensate per Bbl, including impact of hedging activities (2)	$57.20	$51.77	$55.88	$52.78
Oil and condensate per Bbl, excluding impact of hedging activities	$68.86	$46.56	$65.14	$47.03
Natural gas per Mcf, including impact of hedging activities (2)	$1.86	$2.69	$1.85	$2.80
Natural gas per Mcf, excluding impact of hedging activities	$1.76	$2.62	$1.72	$2.71
NGLs per Bbl, including impact of hedging activities (2)	$14.46	$22.55	$16.91	$22.02
NGLs per Bbl, excluding impact of hedging activities	$19.26	$20.64	$20.79	$19.87
Average sales price per Boe, including impact of hedging activities(1)(2)	$32.99	$34.96	$33.89	$35.65
Average sales price per Boe, excluding impact of hedging activities(1)	$39.09	$31.86	$38.90	$32.19

Lease operating expense per Boe	$9.94	$10.80	$10.24	$9.98

_____________________________

(1)	Average sales price per unit for 2018 are net of transportation, treating and gathering costs, which were previously reported separately as expenses.
(2)	The impact of hedging includes only the gain (loss) on commodity derivative contracts settled during the periods presented.

The following table provides a summary of Gastar’s Mid-Continent STACK Play production volumes and average commodity prices, excluding the sale of our WEHLU assets, for the three and nine months ended September 30, 2018 and 2017:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
STACK Play (excludes WEHLU)
Net Production:
Oil and condensate (MBbl)	253	144	755	368
Natural gas (MMcf)	1,131	605	3,025	1,528
NGLs (MBbl)	109	67	304	167
Total net production (MBoe)	550	311	1,563	790
Net Daily Production:
Oil and condensate (MBbl/d)	2.8	1.6	2.8	1.3
Natural gas (MMcf/d)	12.3	6.6	11.1	5.6
NGLs (MBbl/d)	1.2	0.7	1.1	0.6
Total net daily production (MBoe/d)	6.0	3.4	5.7	2.9
Average sales price per unit(1):
Oil and condensate (per Bbl)	$68.86	$46.80	$65.56	$47.14
Natural gas (per Mcf)	$1.76	$2.56	$1.64	$2.75
NGLs (per Bbl)	$19.27	$20.52	$20.40	$20.67
Average sales price per Boe(1)	$39.09	$30.98	$38.82	$31.66

Lease operating expense per Boe	$9.94	$9.89	$9.96	$9.81

_____________________________

(1)	Excludes the impact of hedging activities. Average sales price per unit for 2018 are net of transportation, treating and gathering costs, which were previously reported separately as expenses

STACK Play production for the third quarter of 2018 consisted of approximately 66% liquids, (comprised of 46% oil and 20% NGLs), flat with the second quarter of 2018 and down from 68% in the third quarter of 2017.

General and administrative (“G&A”) expense totaled $11.6 million in the third quarter of 2018 compared to $4.1 million in the third quarter of 2017 and $4.9 million in the second quarter of 2018. The increase in third quarter 2018 G&A expense compared to the prior periods was primarily due to strategic review and restructuring costs associated with our Chapter 11 bankruptcy filing, described below, including professional fees of approximately $5.4 million for the strategic review and restructuring process, $1.9 million of additional expense due to retention bonuses and increased legal fees of $862,000.  G&A expense for the third quarter of 2018 also included $543,000 of non-cash stock-based compensation expense, versus $1.8 million in the third quarter of 2017 and $1.2 million in the second quarter of 2018.  Excluding non-cash stock-based compensation, strategic review and restructuring costs and retention bonus expense, cash G&A expense per Boe for the third quarters of 2018 and 2017 and the second quarter of 2018, were $5.97, $3.98 and $4.96, respectively.

Chapter 11 Filing

As previously reported, on October 31, 2018, the Company and its subsidiaries commenced Chapter 11 cases in the Bankruptcy Court.  The Company is seeking Chapter 11 relief to implement the terms of its previously announced restructuring support agreement (the “RSA”) and corresponding prepackaged Chapter 11 plan of reorganization (the “Plan”).  The restructuring has the support of the funds affiliated with Ares Management LLC, the Company’s largest, and only, funded-debt creditor and largest common stockholder,  as well as all other creditors entitled to vote to accept or reject the Plan.

Consistent with the RSA, the Company commenced solicitation of the Plan on October 26, 2018.  Solicitation of the Plan concluded on October 30, 2018, with all creditors entitled to vote voting to accept the Plan.  The Plan, which is subject to confirmation by the Bankruptcy Court, will leave trade creditors and other operational obligations unimpaired, eliminate more than $300 million of the Company’s funded-debt obligations and preferred equity interests (OTC Pink: GSTPAQ and GSTPBQ), cancel existing common equity interests, and provide $100 million in new, committed financing to fund the Company’s restructuring process and ongoing business operations.

The Company has filed various customary motions with the Bankruptcy Court in support of its financial restructuring. The Company currently intends to continue to pay employee wages and provide healthcare and other defined benefits without interruption in the ordinary course of business and to pay suppliers and vendors in full under normal terms provided on or after the Chapter 11 filing date.

The Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan on December 20, 2018 (the “Confirmation Hearing”).  The Company intends to complete a supplemental marketing process seeking proposal for transactions that are higher and better than the transactions contemplated by the Plan over the course of the next month, with a bid deadline of December 17, 2018.  The Company intends to publicly disclose further details regarding the supplemental marketing process, including how interested parties may participate and make a proposal, at a future date.  In the absence of a higher or better proposal, the Company intends to seek confirmation of the Plan at the Confirmation Hearing.

For more information regarding the Company’s restructuring, please visit Gastar’s website at http://www.gastar.com/restructuring

Capital Expenditures

Gastar’s capital expenditures in the third quarter of 2018 totaled $32.6 million, comprised of $26.1 million for drilling, completions and infrastructure costs, $3.5 million for unproved acreage extensions, renewals and additions and $3.0 million of other capitalized costs.   Due to the Company’s Chapter 11 bankruptcy process, the Company’s capital expenditure budget for the remainder of 2018 has not yet been determined and near-term capital expenditures are expected to be minimized accordingly.

Operations Review and Update

As previously reported, the Company suspended its operated one-rig drilling program in August 2018 and released the rig.  During the third quarter of 2018, Gastar completed three gross (2.25 net) operated Osage wells and two gross (1.97 net) operated Meramec wells using its optimized “Generation 3” completion design.  All five wells completed during the third quarter are currently on production.    Gastar also installed [four] electric submersible pumps (ESPs) in select wells during the third quarter, leading to improved well results over the previous quarter.

The Company also participated in numerous third-party wells across its highly contiguous, 71,200 net acre STACK Play acreage position.  This position is approximately 84% operated and 73% held by production. The Company intends to continue to participate in select non-operated wells and renew certain leases to preserve its STACK Play acreage position.

Conference Call

The Company will not host an earnings conference call for the third quarter of 2018. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2018 was filed today with the SEC reflecting these results.

About Gastar Exploration

Gastar Exploration Inc. is a pure-play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in the normally pressured oil window of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Oswego limestone, Meramec and Osage bench formations within the Mississippi Lime, the Woodford shale and Hunton limestone formations. For more information, visit Gastar's website at www.gastar.com.

Forward Looking Statements

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks with respect to continued low or further declining prices for natural gas and oil that could result in further downward revisions to the value of proved reserves or otherwise cause Gastar to further delay or suspend planned drilling and completion operations or reduce production levels which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by debt service obligations, adverse drilling results, production declines and continued low or further declining prices for natural gas and oil; risks related to the Company’s ability to successfully obtain confirmation of the Plan; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions; risks associated with engagement in the exploration of strategic alternatives; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. In addition, production information from our recently completed wells completed using our Generation 3 design is based on limited flow back history and therefore may not be fully indicative of sustained production rates or predictive of ultimate hydrocarbon recoveries.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

Unless otherwise stated herein, equivalent volumes of production are based upon an energy equivalent ratio of six Mcf of natural gas to each barrel of liquids (oil, condensate and NGLs), which ratio is not reflective of relative value.  Our NGLs are sold as part of our wet gas subject to an incremental NGLs pricing formula based upon a percentage of NGLs extracted from our wet gas production.  Our reported production volumes reflect incremental post-processing NGLs volumes and residual gas volumes with which we are credited under our sales contracts.

– Financial Tables Follow –

GASTAR EXPLORATION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except share and per share data)
REVENUES:
Oil and condensate	$17,436	$12,952	$54,497	$37,886
Natural gas	1,986	2,519	5,618	7,452
NGLs	2,092	2,757	7,315	7,527
Total oil and condensate, natural gas and NGLs revenues	21,514	18,228	67,430	52,865
(Loss) gain on commodity derivatives contracts	(2,925)	(2,896)	(17,710)	3,782
Total revenues and other (loss) gain	18,589	15,332	49,720	56,647
EXPENSES:
Production taxes	1,131	721	2,734	1,675
Lease operating expenses	5,469	6,178	17,749	16,396
Transportation, treating and gathering	—	436	—	1,187
Depreciation, depletion and amortization	7,460	6,059	24,026	16,762
Impairment of oil and natural gas properties	—	—	17,993	—
Accretion of asset retirement obligation	43	62	139	171
General and administrative expense	11,567	4,067	25,396	12,482
Total expenses	25,670	17,523	88,037	48,673
(LOSS) INCOME FROM OPERATIONS	(7,081)	(2,191)	(38,317)	7,974
OTHER (EXPENSE) INCOME:
Interest expense	(10,468)	(10,159)	(30,605)	(29,744)
Loss on early extinguishment of debt	—	—	—	(12,172)
Investment income and other	22	51	62	166
LOSS BEFORE PROVISION FOR INCOME TAXES	(17,527)	(12,299)	(68,860)	(33,776)
Provision for income taxes	—	—	—	—
NET LOSS	(17,527)	(12,299)	(68,860)	(33,776)
Dividends on preferred stock	—	(1,206)	(7,236)	(8,443)
Undeclared cumulative dividends on preferred stock	(3,618)	(2,412)	(3,618)	(2,412)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(21,145)	$(15,917)	$(79,714)	$(44,631)
NET LOSS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$(0.10)	$(0.08)	$(0.38)	$(0.23)
Diluted	$(0.10)	$(0.08)	$(0.38)	$(0.23)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	212,192,850	209,072,232	211,296,176	190,745,688
Diluted	212,192,850	209,072,232	211,296,176	190,745,688

GASTAR EXPLORATION INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(in thousands, except share and per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,570	$13,266
Accounts receivable, net of allowance for doubtful accounts of $1,953	20,906	38,575
Commodity derivative contracts	—	1,370
Prepaid expenses	2,302	960
Total current assets	40,778	54,171
PROPERTY, PLANT AND EQUIPMENT:
Oil and natural gas properties, full cost method of accounting:
Unproved properties, excluded from amortization	144,386	131,955
Proved properties	1,343,162	1,344,329
Total natural gas and oil properties	1,487,548	1,476,284
Furniture and equipment	3,615	3,838
Total property, plant and equipment	1,491,163	1,480,122
Accumulated depreciation, depletion and amortization	(1,196,792)	(1,155,027)
Total property, plant and equipment, net	294,371	325,095
OTHER ASSETS:
Restricted cash	25	370
Advances to operators	79	82
Other	—	405
Total other assets	104	857
TOTAL ASSETS	$335,253	$380,123
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$20,228	$24,382
Revenue payable	11,993	11,823
Accrued interest	7,808	7,298
Accrued drilling and operating costs	8,841	9,381
Advances from non-operators	623	1,445
Commodity derivative contracts	13,211	4,416
Commodity derivative premium payable	—	135
Other accrued liabilities	6,457	2,706
Total current liabilities	69,161	61,586
LONG-TERM LIABILITIES:
Long-term debt	373,161	342,952
Commodity derivative contracts	2,634	2,572
Asset retirement obligation	2,577	4,841
Total long-term liabilities	378,372	350,365
Commitments and contingencies
STOCKHOLDERS' DEFICIT:
Preferred stock, 40,000,000 shares authorized
Series A Preferred Stock, par value $0.01 per share; 10,000,000 shares designated; 4,045,000 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively, with liquidation preference of $25.00 per share	41	41
Series B Preferred Stock, par value $0.01 per share; 10,000,000 shares designated; 2,140,000 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively, with liquidation preference of $25.00 per share	21	21
Common stock, par value $0.001 per share; 800,000,000 shares authorized at September 30, 2018 and December 31, 2017, respectively; 218,933,504 and 218,874,418 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	219	219
Additional paid-in capital	821,229	819,554
Accumulated deficit	(933,790)	(851,663)
Total stockholders' deficit	(112,280)	(31,828)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$335,253	$380,123

GASTAR EXPLORATION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2018	2017
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(68,860)	$(33,776)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	24,026	16,762
Impairment of natural gas and oil properties	17,993	—
Stock-based compensation	3,439	3,990
Mark to market of commodity derivatives contracts:
Total loss (gain) on commodity derivatives contracts	17,710	(3,782)
Cash settlements of matured commodity derivative contracts, net	(6,196)	5,602
Cash premiums paid for commodity derivatives contracts	(552)	—
Amortization of deferred financing costs and debt discount	10,030	8,218
Paid-in-kind interest	20,179	—
Accretion of asset retirement obligation	139	171
Gain on sale of furniture and equipment	7	—
Loss on early extinguishment of debt	—	12,172
Changes in operating assets and liabilities:
Accounts receivable	16,800	(13,466)
Prepaid expenses	(1,430)	(412)
Accounts payable and accrued liabilities	4,233	13,657
Net cash provided by operating activities	37,518	9,136
CASH FLOWS FROM INVESTING ACTIVITIES:
Development and purchase of oil and natural gas properties	(112,828)	(81,906)
Acquisition of oil and natural gas properties	(269)	(54,462)
Proceeds from sale of oil and natural gas properties	96,349	28,798
Application of proceeds from non-operators	(822)	(1,915)
Advances to operators	(917)	(22)
Purchase of furniture and equipment	(41)	(409)
Net cash used in investing activities	(18,528)	(109,916)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	—	250,000
Proceeds from convertible notes	—	200,000
Repayment of senior secured notes	—	(325,000)
Repayment of revolving credit facility	—	(84,630)
Loss on early extinguishment of debt	—	(7,011)
Proceeds from issuance of common shares, net of issuance costs	—	56,366
Dividends on preferred stock	(13,267)	(19,298)
Deferred financing charges	—	(10,991)
Tax withholding related to restricted stock award vestings	(1,253)	(586)
Cash settlement of restricted shares	(511)	—
Net cash (used in) provided by financing activities	(15,031)	58,850
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	3,959	(41,930)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	13,636	71,529
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$17,595	$29,599

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION

We use both GAAP and certain non-GAAP financial measures to assess performance.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  Our management believes that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate our financial performance using the same measures as management.  These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  In evaluating these measures, investors should consider that the methodology applied in calculating such measures may differ among companies and analysts.  A reconciliation is provided below outlining the differences between these non-GAAP measures and their most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of Net Loss to Adjusted Net Loss:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except share and per share data)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(21,145)	$(15,917)	$(79,714)	$(44,631)
SPECIAL ITEMS:
(Gains) losses related to the change in mark to market value for outstanding commodity derivatives contracts	(433)	4,672	9,026	1,898
Impairment of oil and natural gas properties	—	—	17,993	—
Loss on early extinguishment of debt	—	—	—	12,172
Non-recurring severance costs	—	—	3,545	—
Strategic review costs	5,450	—	6,668	—
Retention bonus	2,290	—	2,290	—

ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,838)	$(11,245)	$(40,192)	$(30,561)

ADJUSTED NET LOSS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$(0.07)	$(0.05)	$(0.19)	$(0.16)
Diluted	$(0.07)	$(0.05)	$(0.19)	$(0.16)
WEIGHTED AVERAGE SHARES OF COMMON STOCK
Basic	212,192,850	209,072,232	211,296,176	190,745,688
Diluted	212,192,850	209,072,232	211,296,176	190,745,688

Reconciliation of Cash Flows before Working Capital Changes and to Adjusted Cash Flows from Operations:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,527)	$(12,299)	$(68,860)	$(33,776)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	7,460	6,059	24,026	16,762
Impairment of oil and natural gas properties	—	—	17,993	—
Stock-based compensation	543	1,791	3,439	3,990
Mark to market of commodity derivatives contracts:
Total loss (gain) on commodity derivatives contracts	2,925	2,896	17,710	(3,782)
Cash settlements of matured commodity derivatives contracts, net	(2,750)	2,049	(6,196)	5,602
Cash premiums paid for commodity derivatives contracts	—	—	(552)	—
Amortization of deferred financing costs and debt discount	3,512	3,291	10,030	8,218
Paid in kind interest	6,897	—	20,179	—
Accretion of asset retirement obligation	43	62	139	171
Loss on sale of assets	—	—	7	—
Loss on early extinguishment of debt	—	—	—	12,172
Cash flows from operations before working capital changes	1,103	3,849	17,915	9,357
Dividends on preferred stock	—	(1,206)	(7,236)	(8,443)
Undeclared cumulative dividends on preferred stock	(3,618)	(2,412)	(3,618)	(2,412)
Paid in kind interest	(6,897)	—	(20,179)	—
Non-recurring severance costs	—	—	3,545	—
Strategic review costs	5,450	—	6,668	—
Retention bonus	2,290	—	2,290	—
Adjusted cash flows (used in) provided by operations	$(1,672)	$231	$(615)	$(1,498)

Reconciliation of Net Loss to Adjusted Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization ("Adjusted EBITDA"):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(21,145)	$(15,917)	$(79,714)	$(44,631)
Interest expense	10,468	10,159	30,605	29,744
Loss on early extinguishment of debt	—	—	—	12,172
Depreciation, depletion and amortization	7,460	6,059	24,026	16,762
Impairment of oil and natural gas properties	—	—	17,993	—
EBITDA	(3,217)	301	(7,090)	14,047
Dividends on preferred stock	—	1,206	7,236	8,443
Undeclared cumulative dividends on preferred stock	3,618	2,412	3,618	2,412
Accretion of asset retirement obligation	43	62	139	171
Losses (gains) related to the change in mark to market value for outstanding commodity derivatives contracts	(433)	4,672	9,026	1,898
Non-cash stock-based compensation expense	543	1,791	3,439	3,990
Investment income and other	(22)	(51)	(62)	(166)
Non-recurring severance costs	—	—	3,545	—
Strategic review costs	5,450	—	6,668	—
Retention bonus	2,290	—	2,290	—
ADJUSTED EBITDA	$8,272	$10,393	$28,809	$30,795

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